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[LOGO OF METLIFE]                                    VARIABLE ANNUITY APPLICATION                     SEND APPLICATION AND CHECK TO:
[Home Office Address (no correspondence)                                                     METLIFE INVESTORS USA INSURANCE COMPANY
222 Delware Avenue Suite 900 . Wilmington, DE 19899]            [Policy Service Office: P.O. Box 10366 . Des Moines, Iowa 50306-0366
                                             For Express Mail Only . 4700 Westown Parkway Ste. 200 . West Des Moines, IA 50266-2266]
[MetLife Investors USA Variable Annuity Simple Solutions]                                      FOR ASSISTANCE CALL: [THE SALES DESK]



1. ANNUITANT

                   [John               J.        Doe]                        Social             [123            45          6789]
_________________________________________________________________________    Security Number ___________ -- __________ -- _________
Name              (First)          (Middle)    (Last)
                                                                                                                [4      12     58]
                                                                             Sex[[X]] M [_] F   Date of Birth _______/_______/_____
[123 Main Street                   Anytown      IL            60001]                [(708)      123-4567]     Email [xyz@yahoo.net]
__________________________________________________________________________   Phone  _____  ________________________________________
Address   (Street - No P.O. Box)    (City)    (State)         (Zip)


2. OWNER (COMPLETE ONLY IF DIFFERENT THAN ANNUITANT. IF OWNER IS A TRUST, PLEASE COMPLETE FORM 7233, THE TRUSTEE CERTIFICATION FORM
AND RETURN IT WITH THIS APPLICATION.)

Correspondence is sent to the Owner.
                                                                             Social
__________________________________________________________________________   Security/Tax ID Number ________ -- _______ -- ________
Name               (First)         (Middle)    (Last)
                                                                             Sex [_] M [_] F   Date of Birth/Trust _____/_____/____
[_] Address is same as Annuitant

__________________________________________________________________________   Phone (_____) ___________________ Email_______________
Address   (Street - No P.O. Box)    (City)    (State)         (Zip)

3. JOINT OWNER

                                                                             Social
__________________________________________________________________________   Security Number ___________ -- __________ -- _________
Name               (First)         (Middle)   (Last)

Address is same as [_] Annuitant [_] Owner                                   Sex [_] M [_] F   Date of Birth _______/_______/______

__________________________________________________________________________   Phone (_____) ____________________ Email______________
Address   (Street - No P.O. Box)    (City)    (State)         (Zip)

4. BENEFICIARY

Show full name(s), relationship to Owner, Social Security Number(s), and percentage each is to receive. Use the Special
Requests section if additional space is needed. UNLESS SPECIFIED OTHERWISE IN THE SPECIAL REQUESTS SECTION, IF JOINT OWNERS ARE
NAMED, UPON THE DEATH OF EITHER JOINT OWNER, THE SURVIVING JOINT OWNER WILL BE THE PRIMARY BENEFICIARY, AND THE BENEFICIARIES LISTED
BELOW WILL BE CONSIDERED CONTINGENT BENEFICIARIES.


[Mary J. Doe,                      Wife,                                12/1/59                            234 - 56 - 7890     100%]

------------------------------------------------------------------------------------------------------------------------------------
Primary Name                    Relationship                          Date of Birth                       Social Security Number   %

                                                                         /   /                                 -    -
------------------------------------------------------------------------------------------------------------------------------------
Primary Name                    Relationship                          Date of Birth                       Social Security Number   %

                                                                         /   /                                 -    -
------------------------------------------------------------------------------------------------------------------------------------
Contingent Name                 Relationship                          Date of Birth                       Social Security Number   %

                                                                         /   /                                 -    -
------------------------------------------------------------------------------------------------------------------------------------
Contingent Name                 Relationship                          Date of Birth                       Social Security Number   %


ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDE BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT,
ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

5. PLAN TYPE                                                                            6. PURCHASE PAYMENT

INDICATE ONLY HOW CONTRACT IS TO BE ISSUED.                                             Funding Source of Purchase Payment

                                                                                        --------------------------------
[. NON-QUALIFIED ..............[[X]]                                                     [[_] 1035 Exchange/Transfer [_] Check [_]

 . QUALIFIED TRADITIONAL IRA* .[_] Transfer [_] Rollover [_] Contribution - Year _____  Wire]
                                                                                        Initial Purchase [10,000]
 . QUALIFIED SEP IRA* .........[_] Transfer [_] Rollover [_] Contribution - Year _____  Payment $____________________________



 . QUALIFIED ROTH IRA* ........[_] Transfer [_] Rollover [_] Contribution - Year _____] Make Check Payable to MetLife Investors USA
                                                                                        Insurence Company

 * THE ANNUITANT AND OWNER MUST BE THE SAME PERSON.                                      (Estimate dollar amount for 1035
                                                                                          exchanges, transfers, rollovers, etc.)

                                                                                          Minimum Initial Purchase Payment:
                                                                                          $5,000 Non-Qualified/Qualified


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7. BENEFIT RIDER

[LIVING BENEFIT RIDER: You must select one of the following Riders. This rider must be chosen at time of application and can not be changed. If no election is made, the Single Life option will apply.
[_] Single Life - Lifetime Withdrawal Guarantee (LWG) (III)
[_] Joint Life - Lifetime Withdrawal Guarantee (LWG)  (III)]

8. PURCHASE PAYMENT ALLOCATION

Choose from the following funding options. You may choose only one of the Index SelectorSM models (Asset Allocation Models) listed below. Note: All of your initial and subsequent Purchase Payments will be allocated to the Model you choose until changed by you.

                [[_] Defensive [_] Moderate [_] Balanced]

9. SYSTEMATIC WITHDRAWALS (OPTIONAL)

Do Not Complete for Required Minimum Distributions (RMDs) - Use Separate RMD Form Provided or ContactAnnuity Operations and Services.

[START MY WITHDRAWAL PAYMENTS: [_] At Issue (read and complete sections A and B below). If not checked, I will contact Annuity Operations and Services when I am ready to start distributions.

A) I authorize withdrawal payments from my Account Value to commence as indicated below. Once the Program is initiated, payments will continue until you notify Annuity Operations and Services to cancel them, either in writing or by telephone.
IMPORTANT: PLEASE REVIEW YOUR CONTRACT AND/OR PROSPECTUS FOR DETAILED INFORMATION REGARDING EARLY WITHDRAWAL PENALTIES AND OTHER WITHDRAWAL PROVISIONS. CUMULATIVE WITHDRAWALS THAT EXCEED THE ANNUAL BENEFIT PAYMENT IN ANY CONTRACT YEAR MAY SIGNIFICANTLY REDUCE THE VALUE OF THE LWG BENEFIT. IF YOU MAKE ANY WITHDRAWALS PRIOR TO AGE 591/2, WE WILL NOT MAKE PAYMENTS TO
YOU OVER YOUR LIFETIME UNDER THE LIFETIME WITHDRAWAL GUARANTEE (LWG) (III)
RIDER.

    CHOOSE ONE:

    [_] 100% of the current Annual Benefit Payment amount allowed under the LWG rider. THIS SYSTEMATIC WITHDRAWAL AMOUNT WILL ONLY CHANGE AS A RESULT OF AUTOMATIC ANNUAL STEP-UPS UNDER THE TERMS OF THE RIDER. IF THE ANNUAL BENEFIT PAYMENT CHANGES AS A RESULT OF ADDITIONAL PURCHASE PAYMENTS, THE SYSTEMATIC WITHDRAWAL AMOUNT WILL NOT CHANGE UNTILL THE NEXT AUTOMATIC ANNUAL STEP-UP.

    [_] $ _________ Taken pro rata. CUMULATIVE WITHDRAWALS TAKEN UNDER THE LWG RIDER THAT EXCEED THE ANNUAL BENEFIT PAYMENT IN ANY CONTRACT YEAR MAY SIGNIFICANTLY REDUCE THE VALUE OF THE LWG BENEFIT.

FREQUENCY OF WITHDRAWAL PAYMENTS: [_] Monthly   [_] Quarterly

B) IMPORTANT TAX INFORMATION: Withdrawals will not be taxed under special exclusion ratio rules applicable to annuity payments. A 10% Federal tax penalty may be assessed against taxable amounts withdrawn if the Owner is under age 591/2. You should consultyour tax advisor regarding your personal situation. If no selection is made below, the Company will withhold the minimum amount required by the IRS. If applicable, a State Income Tax election will be made as elected below for Federal Income Tax withholding.

    Choose one: [_] Do not withhold Federal Income Taxes   [_] Withhold
    $___________ or _____%.

C) PAYMENTS: Payments will be made to the owner. When completed below I wish to utilize Electronic Funds Transfer in the processing of my Systematic Withdrawal. When receiving funds via Electronic Funds Transfer, it may take up to three business daysfor the funds to appear in your bank/brokerage account.

___________________  _________________________________________________
Bank/Brokerage       Address

___________________  _______________ [_] Checking (please attach a voided check)
Account Number       ABA Routing     [_] Savings]
                     Number

10. SPECIAL REQUESTS

11. REPLACEMENTS
[Does the applicant have any existing life insurance policies or annuity
contracts? [[X]]  Yes   [_] No
Is this annuity being purchased to replace any existing life insurance or annuity policy(ies)? [[X]] Yes [_] No
If "Yes" to either, applicable disclosure and replacement forms must be attached.
Replacement includes any surrender, loan, withdrawal, lapse, reduction in or redirection of payments on an annuity or life insurance contract in connection with this application.]

12. METLIFE EDELIVERY(R)

I authorize MetLife to send documents electronically regarding my variable annuity and other insurance contracts issued by MetLife or its affiliates. I have received, read and agree to the terms of the MetLife eDelivery(R) DisclosureAgreement, which contains important information concerning this service. Election of this option will mean that no underlying fund prospectuses are required to be received by you prior to submitting this application as they will be delivered electronically instead. If this option is elected, I have provided my email address on page 1. [_] Yes [_] No

8410 (6/11)                          Page 2                             APPSS
                                                                        DEC 2011

13. FRAUD STATEMENTS & DISCLOSURE

ARKANSAS, LOUISIANA, RHODE ISLAND AND WEST VIRGINIA RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and confinement in prison.

DISTRICT OF COLUMBIA RESIDENTS ONLY: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

FLORIDA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

KENTUCKY RESIDENTS ONLY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE, VIRGINIA AND WASHINGTON RESIDENTS ONLY: IT IS A CRIME TO KNOWINGLY PROVIDE FALSE, INCOMPLETE OR MISLEADING INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING THE COMPANY. PENALTIES INCLUDE IMPRISONMENT,FINES AND DENIAL OF INSURANCE BENEFITS.

MARYLAND RESIDENTS ONLY: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a lossor benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

MASSACHUSETTS RESIDENTS ONLY: The variable annuity for which you are making this application gives us the right to restrict or discontinue allocations of purchase payments to the Fixed Account and reallocation from the Investment Divisions to the Fixed Account. This discontinuance right may be exercised for reasons which include but are not limited to our ability to support the minimum guaranteed interest rate of the Fixed Account when the yields on our Investments would not be sufficient to do so. This discontinuance will not be exercised in an unfairly discriminatory manner. The prospectus also contains additional information about our right to restrict access to the Fixed Account in the future. BY SIGNING THIS APPLICATION, I ACKNOWLEDGE
THAT I HAVE RECEIVED, READ AND UNDERSTOOD THE STATEMENTS IN THIS APPLICATION AND IN THE PROSPECTUS THAT THE FIXED ACCOUNT MAY NOT BE AVAILABLE AT SOME POINT DURING THE LIFE OF THE CONTRACT INCLUDING POSSIBLY WHEN THIS CONTRACT IS ISSUED.

NEW JERSEY RESIDENTS ONLY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NEW MEXICO RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

OHIO RESIDENTS ONLY: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

PENNSYLVANIA RESIDENTS ONLY: ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

14. ACKNOWLEDGEMENT AND AUTHORIZATION

I (We) agree that the above information and statements and those made on all pages of this application are true and correct to the best of my (our) knowledge and belief and are made as the basis of my (our) application. I (We) acknowledge receipt of the current prospectus of MetLife Investors USA Insurance Company,[MetLife Investors USA Separate Account A.] PAYMENTS AND VALUES
PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

I understand there is no additional tax benefit obtained by funding an IRA with a variable annuity.

I FURTHER ACKNOWLEDGE THAT I HAVE RECEIVED METLIFE'S CUSTOMER PRIVACY NOTICE.

I have read the State Fraud Statement in Section 13 above applicable to me.

FOR PENNSYLVANIA RESIDENTS ONLY: BY SIGNING BELOW, I/WE CONFIRM RECEIPT OF THE PA LWG SUPPLEMENTAL APPLICATION FORM. I/WE UNDERSTAND THAT ALL
ANNUITY PAYMENTS OR VALUES PROVIDED BY THE CONTRACT BEING APPLIED FOR WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

                              [John J Doe,Owner]
________________________________________________________________________________
         (OWNER SIGNATURE & TITLE, ANNUITANT UNLESS OTHERWISE NOTED)

________________________________________________________________________________
                        (JOINT OWNER SIGNATURE & TITLE)

________________________________________________________________________________
                 (SIGNATURE OF ANNUITANT IF OTHER THAN OWNER)

                           [Anytown,                             IL]
Signed at ______________________________________________________________________
                            (City)                            (State)
                           [November 11, 2000]
Date ___________________________________________________________________________


15. AGENT'S REPORT

The information provided by the applicant has been truly and accurately recorded.

Does the applicant have any existing life insurance policies [_] Yes [[X]] No or annuity contracts?

Is this annuity being purchased to replace any existing life [_] Yes [[X]] No insurance or annuity policy(ies)?

If "Yes" to either, applicable disclosure and replacement forms must be attached.]

                                 [Richard Roe]
________________________________________________________________________________
                               AGENT'S SIGNATURE

                                [(312) 456-7890]
________________________________________________________________________________
                                     Phone

                              [Richard Roe, #723]
________________________________________________________________________________
                            Agent's Name and Number

                      [456 Main Street, Anytown, IL 60001]
________________________________________________________________________________
                            Name and Address of Firm

                                     [#723]
________________________________________________________________________________
                   State License ID Number[(Required for FL)]

                                   [1234567]
________________________________________________________________________________
                             Client Account Number

[Home Office Program Information: Select one. Once selected, the option cannot
 --------------------------------
be changed. Option A ____ Option B ____ Option C____]


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                                                                        DEC 2011